Exhibit 5.2

	SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 500 BOYLSTON STREET BOSTON, MASSACHUSETTS 02116 TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com	FIRM/AFFILIATE OFFICES CHICAGO HOUSTON LOS ANGELES NEW YORK PALO ALTO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS FRANKFURT
EMC Corporation 176 South Street Hopkinton, MA 01748	April 15, 2021	HONG KONG LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Re:	Dell International L.L.C. and EMC Corporation:

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel with respect to the laws of the Commonwealth of Massachusetts to EMC Corporation, a Massachusetts corporation (the “Company” and, together with Dell International L.L.C., a Delaware limited liability company, the “Issuers”), in connection with the issuance of (i) up to $3,750,000,000 aggregate principal amount of the Issuers’ 5.450% First Lien Notes due 2023 (the “2023 Exchange Notes”), (ii) up to $1,000,000,000 aggregate principal amount of the Issuers’ 4.000% First Lien Notes due 2024 (the “2024 Exchange Notes”), (iii) up to $1,000,000,000 aggregate principal amount of the Issuers’ 5.850% First Lien Notes due 2025 (the “2025 Exchange Notes”), (iv) up to $4,500,000,000 aggregate principal amount of the Issuers’ 6.020% First Lien Notes due 2026 (the “June 2026 Exchange Notes”), (v) up to $1,750,000,000 aggregate principal amount of the Issuers’ 4.900% First Lien Notes due 2026 (the “October 2026 Exchange Notes”), (vi) up to $500,000,000 aggregate principal amount of the Issuers’ 6.100% First Lien Notes due 2027 (the “2027 Exchange Notes”), (vii) up to $1,750,000,000 aggregate principal amount of the Issuers’ 5.300% First Lien Notes due 2029 (the “2029 Exchange Notes”), (viii) up to $750,000,000 aggregate principal amount of the Issuers’ 6.200% First Lien Notes due 2030 (the “2030 Exchange Notes”), (ix) up to $1,500,000,000 aggregate principal amount of the Issuers’ 8.100% First Lien Notes due 2036 (the “2036 Exchange Notes”), and (x) up to $2,000,000,000 aggregate principal amount of the Issuers’ 8.350% First Lien Notes due 2046 (the “2046 Exchange Notes”). The 2023 Exchange Notes, the 2024 Exchange Notes, the 2025 Exchange Notes, the June 2026 Exchange Notes, the October 2026 Exchange Notes, the 2027 Exchange Notes, the 2029 Exchange Notes, the 2030 Exchange Notes, the 2036 Exchange Notes and the 2046 Exchange Notes are referred to collectively herein as the “Exchange Notes”. The 2023

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April 15, 2021

Exchange Notes, the June 2026 Exchange Notes, the 2036 Exchange Notes and the 2046 Exchange Notes are to be issued pursuant to an indenture, dated as of June 1, 2016 (the “2016 Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). The 2024 Exchange Notes, the October 2026 Exchange Notes and the 2029 Exchange Notes are to be issued pursuant to an indenture, dated as of March 20, 2019 (the “2019 Indenture”), among the Issuers, the Guarantors and the Trustee and Collateral Agent. The 2025 Exchange Notes, the 2027 Exchange Notes and the 2040 Exchange Notes are to be issued pursuant to an indenture, dated as of April 9, 2020 (the “2020 Indenture”), among the Issuers, the Guarantors and the Trustee and Collateral Agent. The 2016 Indenture, the 2019 Indenture and the 2020 Indenture are referred to collectively herein as the “Indentures”. Each series of Exchange Notes is to be issued (the “Exchange Offer”) in exchange for the corresponding series of the issued and outstanding notes (the “Outstanding Notes”) of the Issuers and the guarantees thereof by the Guarantors, in each case in a like principal amount, at the same coupon rate and subject to the same maturity date, as contemplated by the registration rights agreements dated as of June 1, 2016 (in respect of the Outstanding Notes issued pursuant to the 2016 Indenture) (the “2016 Registration Rights Agreement”), March 20, 2019 (in respect of the Outstanding Notes issued pursuant to the 2019 Indenture) (the “2019 Registration Rights Agreement”) and April 9, 2020 (in respect of the Outstanding Notes issued pursuant to the 2020 Indenture) (the “2020 Registration Rights Agreement” and, collectively with the 2016 Registration Rights Agreement and the 2019 Registration Rights Agreement, the “Registration Rights Agreements”), in each case by and among the Issuers, the Guarantors and the initial purchasers of Outstanding Notes set forth therein.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-4 of the Issuers and the Guarantors to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) the 2016 Indenture, the 2019 Indenture and the 2020 Indenture;

(c) the 2016 Registration Rights Agreement, the 2019 Registration Rights Agreement and the 2020 Registration Rights Agreement;

(d) the global certificates evidencing the Outstanding Notes, executed by the Issuers and registered in the name of Cede & Co. (the “Original Note Certificates”) delivered by the Issuers to the Trustee for authentication and delivery;

(e) the forms of global certificates evidencing the Exchange Notes (the “Exchange Note Certificates”), in each case in the form attached as an exhibit to the Registration Statement;

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April 15, 2021

(f) executed copies of certificates for the Company of Janet B. Wright, Assistant Secretary and Senior Vice President of the Company, dated September 7, 2016; Janet Bawcom, Assistant Secretary and Senior Vice President of the Company, dated March 20, 2019; and Robert L. Potts, Assistant Secretary and Senior Vice President of the Company, dated April 9, 2020 (collectively, the “Original Secretary’s Certificates”), and an executed copy of a certificate for the Company of Robert L. Potts, Assistant Secretary and Senior Vice President of the Company, dated April 15, 2021 (the “Exchange Secretary’s Certificate”);

(g) a copy of the Company’s Restated Articles of Organization, as amended by the Articles of Merger Involving Domestic Corporations, Foreign Corporations or Foreign Other Entities dated September 6, 2016, certified by the Secretary of the Commonwealth of the Commonwealth of Massachusetts as of March 24, 2021, and certified pursuant to the Exchange Secretary’s Certificate (the “Certified Charter”);

(h) a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Exchange Secretary’s Certificate;

(i) copies of certain resolutions of the Board of Directors of the Company, adopted on September 7, 2016 (in respect of the Exchange Notes to be issued pursuant to the 2016 Indenture), March 6, 2019 (in respect of the Exchange Notes to be issued pursuant to the 2019 Indenture) and March 30, 2020 (in respect of the Exchange Notes to be issued pursuant to the 2020 Indenture), certified pursuant to the Original Secretary’s Certificates; and

(j) a copy of a certificate, dated April 7, 2021, and a bringdown verification thereof dated April 15, 2021, from the Secretary of the Commonwealth of the Commonwealth of Massachusetts with respect to the Company’s legal existence and good standing with the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts (collectively, the “Massachusetts Certificates”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary’s Certificates.

We do not express any opinion with respect to the laws of any jurisdiction other than the Massachusetts Business Corporation Act (the “MBCA”).

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April 15, 2021

As used herein, (i) “Transaction Agreements” means the Indentures, the Registration Rights Agreements, the Original Note Certificates and the Exchange Note Certificates, and (ii) “Secretary’s Certificates” means the Original Secretary’s Certificates and the Exchange Secretary’s Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. Based solely on (i) our review of the Certified Charter and Exchange Secretary’s Certificate and (ii) our review of the Massachusetts Certificates, the Company has legal existence under the MBCA and is in good standing with the office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts.

2. The Company has the corporate power to execute and deliver the Exchange Note Certificates and to consummate the issuance of the Exchange Notes under the MBCA.

3. The issuance of the Exchange Note Certificates has been duly authorized by all requisite corporate action on the part of the Company under the MBCA.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Documents;

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(d) we do not express any opinion with respect to any securities, antifraud, consumer credit, debt collection, privacy, derivatives or commodities laws, rules or regulations, Regulations T, U or X of the Board of Governors of the Federal Reserve System or laws, rules or regulations relating to national security;

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April 15, 2021

(e) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms; and

(f) the opinions stated herein are limited to the agreements and documents specifically identified in the opinions contained herein without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LPK